UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 31, 2012 (January 26, 2012)

CARBON NATURAL GAS COMPANY

(Exact name of registrant as specified in charter)

Delaware	000-02040	26-0818050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 1170, Denver, Colorado	80290
(Address of principal executive offices)	(Zip code)

(720) 407-7043

(Registrant’s telephone number including area code)

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 26, 2012, the Board of Directors of Carbon Natural Gas Company (“Carbon” or the “Company”) finalized the awards of shares of restricted stock under Carbon’s 2011 Stock Incentive Plan (the “Plan”) to each of its non-employee directors.  Each non-employee director was awarded 80,000 restricted stock shares.  The awards were made pursuant to restricted stock agreements which provide that the forfeiture restrictions will lapse as to all restricted stock shares on the first anniversary of the award so long as the non-employee director has on that date continuously served as a director of Carbon.  Additionally, the restricted stock agreements provide that the forfeiture restrictions will lapse upon a change in control of Carbon or the death or disability of such non-employee director (in each case as defined in the form of restricted stock agreement).  The foregoing is not a complete description of all the terms and conditions of the restricted stock agreements and is qualified in its entirety by the full text of the restricted stock agreements, a form of which is incorporated as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2012, the Board of Directors of Carbon also finalized the awards of shares of restricted stock and performance units under the Plan to certain of Carbon’s officers, including the President and Chief Executive Officer, its Chief Financial Officer and the Senior Vice President of Nytis Exploration Company LLC (a subsidiary of Carbon).  The awards were granted pursuant to restricted stock agreements and performance unit award agreements entered into by and between Carbon and each officer, in accordance with the Plan.

Under the terms of the restricted stock agreements, the forfeiture restrictions on one-third of the aggregate number of restricted shares awarded to each officer will lapse on each of the first three anniversaries of the date of the restricted stock agreement so long as such officer has been continuously employed by Carbon or one of its subsidiaries from the date of the restricted stock agreement through such applicable anniversary.  Pursuant to the restricted stock agreements, in the event of certain triggering events, such as a change in control of Carbon or an involuntary termination, death or disability of such officer (in each case as defined in the form of restricted stock agreement), the forfeiture restrictions shall lapse as to all remaining shares of restricted stock.  The foregoing is not a complete description of all the terms and conditions of the restricted stock agreements and is qualified in its entirety by the full text of the restricted stock agreements, a form of which is incorporated as Exhibit 10.2 to this Current Report on Form 8-K.

The awards of shares of restricted stock included 400,000 restricted stock shares to Patrick R. McDonald; 200,000 restricted stock shares to Kevin D. Struzeski; and 200,000 restricted stock shares to Mark D. Pierce.

Under the performance unit award agreements, each performance unit represents a contractual right to receive one share of Carbon’s common stock; provided that the actual number of shares that may be deliverable under an award will range from 0% to 100% of the number of performance units identified in the award (the “Performance Units”), depending on Carbon’s relative total shareholder return in comparison to the peer companies identified in the form of award agreement during the primary and secondary performance periods also identified in the form of agreement.  Pursuant to the performance unit award agreements, in the event of certain triggering events, such as a change in control of Carbon or an involuntary termination (in each case as defined in the form of award agreement), the performance period will be shortened to the date of the triggering event.  In other instances, such as the officer’s death or disability (as defined in the form of performance unit award agreement), the officer will receive a number of shares equal to the greater of (i) the number of that would have been earned had the performance period been shortened to the date of the officer’s death or disability and (ii) the Performance Units multiplied by a fraction, the numerator of which is the number of full months worked during the performance periods and the denominator of which is 18.  The foregoing is not a complete description of all the terms and conditions of the performance unit award agreements and is qualified in its entirety by the full text of the performance unit award agreements, a form of which is incorporated as Exhibit 10.3 to this Current Report on Form 8-K.

The performance unit awards referenced above relate to a primary performance period beginning on July 1, 2011, and ended December 31, 2011, and a secondary performance period beginning on January 1, 2012, and ending on December 31, 2012 and include awards of 400,000 Performance Units to Patrick R. McDonald; 200,000 Performance Units to Kevin D. Struzeski; and 200,000 Performance Units to Mark D. Pierce.

Item 9.01.	Financial Statements and Exhibits

(d)                                 Exhibits

The following Exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Form of Restricted Stock Agreement (Non-Employee Director) pursuant to the Carbon Natural Gas Company 2011 Stock Incentive Plan, as amended
10.2	Form of Restricted Stock Agreement (Employee) pursuant to the Carbon Natural Gas Company 2011 Stock Incentive Plan, as amended
10.3	Form of Performance Unit Award Agreement pursuant to the Carbon Natural Gas Company 2011 Stock Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CARBON NATURAL GAS COMPANY

/s/ Patrick R. McDonald
Patrick R. McDonald,
President and CEO
Dated: January 31, 2012